Contacts:
Investors – James M. Gruskin
800/497-6329
Media – Tyler D. Gronbach
919/297-1541

R.H. DONNELLEY REPORTS THIRD QUARTER 2009 RESULTS

•	Net Revenue of $534 Million

•	Adjusted EBITDA of $265 Million

•	Adjusted Free Cash Flow of $227 Million

CARY, N.C., November 3, 2009 -- R.H. Donnelley Corporation, one of the nation's leading consumer and business-to-business local commercial search companies, today reported third quarter 2009 net revenue of $534 million, representing an 18 percent decline from third quarter 2008.  Adjusted EBITDA1 in the quarter was $265 million, down 21 percent from third quarter 2008.  Adjusted free cash flow in the quarter was $227 million – based on cash flow from operations of $232 million, capital expenditures of $8 million and $3 million related to reorganization and restructuring costs – up from $108 million in third quarter 2008, primarily due to the termination of bond interest payments during bankruptcy.  Third quarter advertising sales were $420 million, down 21 percent from advertising sales in the third quarter 2008.  Net income was $24 million in the quarter compared to net income of $26 million in third quarter 2008.

“While there are preliminary signs of stabilization, the local ad sales environment remained difficult in the third quarter,” said David C. Swanson, Chairman and CEO of R.H. Donnelley.  “Nevertheless, we aggressively managed the aspects of the business that we can control.  For example, operating costs in the third quarter were down $45 million year-over-year; we are increasing our customer focus throughout the organization; and we continue to enhance our online and mobile solutions to help local businesses in our markets reach active consumers wherever they are searching.  We expect that these efforts, in addition to implementing a more sustainable capital structure, will help us emerge from Chapter 11 as a stronger company in early 2010.”

[1]	Before the following expenses: (a) reorganization, (b) stock-based compensation and long-term incentive program and (c) restructuring.

Important information regarding operating results and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and related footnotes of this press release, which should be thoroughly reviewed.  In addition, the forthcoming quarterly reports on Form 10-Q for the period ended September 30, 2009 for R.H. Donnelley and its subsidiaries that are SEC registrants should be carefully examined as they will contain important information, including the financial impact of filing voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period.  It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method.

Helping Local Small- and Medium-Sized Businesses Reach More Customers
R.H. Donnelley’s integrated Dex® product solutions extend the marketing reach of local businesses.  Through its unique Dex® Advantage, customers' business information is leveraged and marketed through a single profile, and efficiently distributed via a variety of local search products.  Dex ensures advertisers’ business content and messages are found wherever, whenever and however consumers choose to search.  The Dex Advantage spans multiple media platforms for local advertisers including print with the Dex® directories; online and mobile devices with DexKnows.com; voice-activated directory search at 1-800-Call-Dex; and leading search engines and other online sites via Dex Net.

About R.H. Donnelley
R.H. Donnelley Corporation (OTC: RHDCQ) is one of the nation's leading consumer and business-to-business local commercial search companies.  The company delivers relevant search results for consumers and leads to small- and medium-sized businesses through its Dex-branded print yellow and white pages directories, Internet yellow pages site, mobile and voice search platforms as well as one of the largest pay–per-click ad networks in the U.S.  It also operates the nation’s leading business search engine and online directory through its Business.com subsidiary.  For more information, visit www.rhd.com and www.dexknows.com.

Safe Harbor Provision
Certain statements contained in this press release regarding R.H. Donnelley’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.  Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to R.H. Donnelley or its management, have been used to identify such forward-looking statements.  All forward-looking statements reflect only R.H. Donnelley’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to R.H. Donnelley.  Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause R.H. Donnelley’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described in R.H. Donnelley’s publicly available reports filed with the SEC, which contain a discussion of various factors that may affect R.H. Donnelley’s business or financial results.  Such risks and other factors, which in some instances are beyond R.H. Donnelley’s control, include: the impact of our bankruptcy filings and the related Chapter 11 bankruptcy process on our business, financial condition or results of operations; changes in directory advertising spend and consumer usage; regulatory and judicial rulings; competition and other economic conditions; changes in the Company’s and the Company’s subsidiaries credit ratings; changes in accounting standards; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; successful integration and realization of the expected benefits of acquisitions; the continued enforceability of the commercial agreements with Qwest, Embarq and AT&T; our reliance on third-party vendors for various services; and other events beyond our control that may result in unexpected adverse operating results.  R.H. Donnelley is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers.  This press release is being furnished to the SEC through a Form 8-K.

(See attached tables)

R.H. DONNELLEY CORPORATION	Schedule 1
INDEX OF SCHEDULES

Schedule 1:	Index of Schedules

Schedule 2:	Unaudited Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2009 and 2008

Schedule 3:	Unaudited Condensed Consolidated Balance Sheets at September 30, 2009 and December 31, 2008

Schedule 4:	Unaudited Condensed Consolidated Statements of Cash Flows for the three and nine months ended September 30, 2009 and 2008

Schedule 5:	Reconciliation of Non-GAAP Measures

Schedule 6:	Statistical Measure - Advertising Sales

Schedule 7:	Notes to Unaudited Condensed Consolidated Financial Statements
and Non-GAAP Measures

R.H. DONNELLEY CORPORATION	Schedule 2
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Amounts in millions, except earnings (loss) per share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net revenue (1)	$534.0	$648.0	$1,701.6	$1,986.4
Expenses	274.9	336.7	849.9	976.0
Depreciation and amortization	142.6	125.4	427.7	363.3
Impairment charges (2)	-	-	-	3,123.9
Operating income (loss)	116.5	185.9	424.0	(2,476.8)
Interest expense, net	(63.5)	(200.3)	(423.8)	(630.4)
Gain on debt transactions, net (3)	-	72.4	-	231.5
Pre-tax income (loss) before reorganization items, net and income taxes	53.0	58.0	0.2	(2,875.7)
Reorganization items, net (4)	(7.1)	-	(77.9)	-
Income (loss) before income taxes	45.9	58.0	(77.7)	(2,875.7)
Tax (provision) benefit	(22.0)	(31.9)	(375.1)	939.8
Net income (loss)	$23.9	$26.1	$(452.8)	$(1,935.9)

Earnings (loss) per share (EPS):
Basic	$0.35	$0.38	$(6.57)	$(28.15)
Diluted	$0.35	$0.38	$(6.57)	$(28.15)
Shares used in computing EPS:
Basic	68.9	68.8	68.9	68.8
Diluted	69.0	68.9	68.9	68.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

R.H. DONNELLEY CORPORATION	Schedule 3
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

Amounts in millions
	September 30,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$606.5	$131.2
Accounts receivable, net	846.1	1,027.0
Deferred directory costs	144.6	164.3
Other current assets	82.3	193.0
Total current assets	1,679.5	1,515.5

Fixed assets and computer software, net	164.8	188.7
Intangible assets, net	9,624.2	10,009.3
Other non-current assets	68.4	167.2
Total Assets	$11,536.9	$11,880.7

Liabilities and Shareholders' Deficit
Accounts payable and accrued liabilities	$161.8	$216.1
Accrued interest	4.7	181.1
Deferred directory revenue	872.6	1,076.3
Current portion of long-term debt	796.9	113.6
Total current liabilities not subject to compromise	1,836.0	1,587.1

Long-term debt (4)	2,792.3	9,508.7
Deferred income taxes, net	1,052.8	998.1
Other non-current liabilities	366.2	280.2
Total liabilities not subject to compromise	6,047.3	12,374.1

Liabilities subject to compromise (4)	6,409.5	-

Shareholders’ deficit	(919.9)	(493.4)

Total Liabilities and Shareholders' Deficit	$11,536.9	$11,880.7

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

R.H. DONNELLEY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	Schedule 4

Amounts in millions

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating activities:	2009	2008	2009	2008
Net income (loss)	$23.9	$26.1	$(452.8)	$(1,935.9)
Impairment charges (2)	-	-	-	3,123.9
Gain on debt transactions, net (3)	-	(72.4)	-	(231.5)
Depreciation and amortization	142.6	125.4	427.7	363.3
Deferred income taxes	20.0	31.6	372.7	(943.0)
Non-cash reorganization items, net (4)	(1.6)	-	18.7	-
Changes in working capital	35.5	(17.1)	5.3	(88.1)
Other	11.6	16.8	37.0	97.9
Net cash provided by operating activities	232.0	110.4	408.6	386.6

Investment activities:
Additions to fixed assets and computer software	(8.3)	(17.0)	(18.2)	(47.3)
Equity investment disposition	-	-	-	4.3
Net cash used in investing activities	(8.3)	(17.0)	(18.2)	(43.0)

Financing activities:
Credit facilities borrowings, net of costs	-	-	-	1,018.2
Credit facilities repayments	(26.2)	(33.6)	(255.6)	(1,224.7)
Note repurchases and related costs	-	(84.7)	-	(84.7)
Borrowings under the Revolver	-	25.0	361.0	398.1
Revolver repayments	-	(26.0)	(18.7)	(422.1)
Debt issuance costs	-	(1.5)	-	(9.6)
Repurchase of common stock	-	-	-	(6.1)
Increase (decrease) in checks not yet presented for payment	2.1	6.2	(1.8)	1.9
Proceeds from employee stock option exercises	-	-	-	0.1

Net cash (used in) provided by financing activities	(24.1)	(114.6)	84.9	(328.9)

Increase (decrease) in cash and cash equivalents	199.6	(21.2)	475.3	14.7

Cash and cash equivalents, beginning of period	406.9	82.0	131.2	46.1

Cash and cash equivalents, end of period	$606.5	$60.8	$606.5	$60.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

R.H. DONNELLEY CORPORATION	Schedule 5a
RECONCILIATION OF NON-GAAP MEASURES

(unaudited)

Amounts in millions

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Reconciliation of net income (loss) - GAAP to EBITDA and
Adjusted EBITDA (5)

Net income (loss) - GAAP	$23.9	$26.1	$(452.8)	$(1,935.9)
Plus (less) tax provision (benefit)	22.0	31.9	375.1	(939.8)
Plus interest expense, net	63.5	200.3	423.8	630.4
Plus depreciation and amortization	142.6	125.4	427.7	363.3
EBITDA	$252.0	$383.7	$773.8	$(1,882.0)

Impairment charges (2)	-	-	-	3,123.9

Gain on debt transactions, net (3)	-	(72.4)	-	(231.5)

Stock-based compensation expense and long-term incentive program	3.8	7.1	12.4	23.4

Restricted stock unit expense related to the Business.com acquisition	-	1.0	0.4	4.2

Restructuring costs	1.8	14.3	12.9	18.9

Reorganization items, net (4)	7.1	-	77.9	-

Adjusted EBITDA	$264.7	$333.7	$877.4	$1,056.9

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

R.H. DONNELLEY CORPORATION	Schedule 5b
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
(unaudited)

Amounts in millions

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Reconciliation of cash flow from operations - GAAP to adjusted free cash flow

Cash flow from operations - GAAP	$232.0	$110.4	$408.6	$386.6
Add: Cash reorganization payments	1.4	-	48.4	-
Add: Cash restructuring payments	1.4	14.0	19.1	15.5
Add: Cash restricted stock unit payments related to the Business.com acquisition	-	1.0	0.4	4.5
Adjusted cash flow from operations	234.8	125.4	476.5	406.6
Less: Additions to fixed assets and computer software - GAAP	8.3	17.0	18.2	47.3
Adjusted free cash flow	$226.5	$108.4	$458.3	$359.3

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Reconciliation of interest expense - GAAP to adjusted interest expense (6)

Interest expense - GAAP	$63.5	$200.3	$423.8	$630.4
Plus: Amortization of fair value adjustment due to purchase accounting	-	4.5	7.7	13.1
Less: One-time expense related to ineffective interest rate swaps as a result of the refinancings completed during the second quarter of 2008	-	-	-	(42.9)

Adjusted interest expense	$63.5	$204.8	$431.5	$600.6

	As of	As of
	September 30, 2009	December 31, 2008

Reconciliation of debt - GAAP to net debt and net debt - excluding fair value adjustment (6) (7)

Debt - GAAP	$3,589.2	$9,622.3
Less: Cash and cash equivalents	(606.5)	(131.2)
Net debt	2,982.7	9,491.1

Less: Fair value adjustment due to purchase accounting	-	(86.2)
Net debt - excluding fair value adjustment	$2,982.7	$9,404.9

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

R.H. DONNELLEY CORPORATION	Schedule 6
STATISTICAL MEASURE
CALCULATION OF ADVERTISING SALES PERCENTAGE CHANGE OVER PRIOR YEAR PERIODS
(unaudited)

Amounts in millions, except percentages
	Nine Months Ended	Three Months Ended
	September 30, 2009	September 30	June 30	March 31	December 31

2009 Advertising sales (8)	$1,540.9	$419.9	$522.8	$598.2

2008 Advertising sales disclosed in 2008 Form 10-K and Forms 10-Q	1,899.5	503.6	678.3	717.6	$618.4

2007 Advertising sales disclosed in 2007 Form 10-K and Forms 10-Q	-	-	-	-	700.3

Adjustments primarily related to changes in publication dates	23.5	25.0	(2.5)	1.0	0.1

2008 Pro forma advertising sales	$1,923.0	$528.6	$675.8	$718.6

2007 Pro forma advertising sales					$700.4

Pro forma advertising sales percentage change over prior year periods	(19.9%)	(20.6%)	(22.6%)	(16.8%)	(11.7%)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

R.H. DONNELLEY CORPORATION	Schedule 7
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AND NON-GAAP MEASURES

(1)
Our advertising revenues are earned primarily from the sale of advertising in yellow pages directories that we publish. Revenue from the sale of such advertising is deferred when a directory is published, net of estimated sales claims, and recognized ratably over the life of a directory, which is typically 12 months. Advertising revenues also include revenues for Internet-based advertising products, including our proprietary local search site, dexknows.com and DexNet. Revenues with respect to our Internet-based advertising products that are sold with print advertising are initially deferred until the service is delivered or fulfilled and recognized ratably over the life of the contract. Revenues with respect to Internet-based services that are not sold with print advertising are recognized as delivered or fulfilled.

(2)
As a result of the decline in the trading value of our debt and equity securities during the first and second quarters of 2008 and the continued negative industry and economic trends that have directly affected our business, we performed impairment tests of our goodwill, definite-lived intangible assets and other long-lived assets. Based upon this analysis, we recognized non-cash goodwill impairment charges of $2.5 billion and $660.2 million during the three months ended March 31, 2008 and June 30, 2008, respectively, for total non-cash goodwill impairment charges of $3.1 billion during the nine months ended September 30, 2008. As a result of these impairment charges, we have no recorded goodwill at December 31, 2008 or September 30, 2009.

(3)
During the three months ended September 30, 2008, RHD repurchased certain of its senior notes and senior discount notes (the “September 2008 Debt Repurchases”). As a result of the September 2008 Debt Repurchases, we recognized a gain of $72.4 million during the three months ended September 30, 2008. On June 25, 2008, RHD completed an exchange of its senior notes and senior discount notes for new senior notes ("Debt Exchanges"). The Debt Exchanges resulting in a gain of approximately $161.3 million during the nine months ended September 30, 2008. During the nine months ended September 30, 2008, we recognized a charge of $2.2 million for the write-off of unamortized deferred financing costs associated with the refinancing of the former Dex Media West credit facility and portions of the amended RHDI Credit Facility. These debt transactions resulted in a gain of $231.5 million for the nine months ended September 30, 2008.

(4)
For the three and nine months ended September 30, 2009, the Company recorded reorganization items on a separate line item on the condensed consolidated statement of operations.  Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the bankruptcy code and include certain expenses such as professional fees, the write-off of unamortized deferred financing costs, net premiums / discounts and fair value adjustments due to purchase accounting associated with long-term debt classified as liabilities subject to compromise (see Note 7 below), and rejected leases. Additionally, liabilities are segregated between liabilities not subject to compromise and liabilities subject to compromise on the condensed consolidated balance sheet. The Company's senior notes, senior discount notes and senior subordinated notes have been classified as liabilities subject to compromise at September 30, 2009 and the Company's credit facilities have been exclud

(5)
EBITDA and Adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for net income (loss) prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is determined by adjusting EBITDA for items such as (i) impairment charges, (ii) gain on debt transactions, net, (iii) stock-based compensation, (iv) restricted stock unit expense related to the Business.com Acquisition, (v) restructuring costs, and (vi) reorganization items, net.

(6)
As a result of purchase accounting, RHD was required to adjust the carrying value of Dex Media’s debt at January 31, 2006 to its fair value. Adjusted interest expense eliminates the interest benefit resulting from the amortization of the fair value adjustment to Dex Media's debt. Due to filing the Chapter 11 petitions, the remaining unamortized fair value adjustments due to purchase accounting at May 28, 2009 were written-off and recognized as a reorganization item on the condensed consolidated statement of operations for the nine months ended September 30, 2009.

(7)
Net debt represents total debt less cash and cash equivalents on the respective date. Net debt – excluding fair value adjustments represents net debt adjusted to remove the remaining fair value purchase accounting adjustment of Dex Media’s debt noted in footnote 6 above. The Company has reclassified $6.1 billion of our senior notes, senior discount notes and senior subordinated notes to liabilities subject to compromise on the unaudited condensed consolidated balance sheet at September 30, 2009.

(8)
Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period.  It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method.